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WaMu Mortgage Pass-Through Certificates

Series 2007-HY7 Marketing Materials

Hybrid ARMS

$ [2,780,445,100]
(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS JUNE 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: June [8], 2007

Publicly Offered Certificates

WaMu Mortgage Pass-Through Certificates, Series 2007-HY7

$[ 2,780,445,100]

(Approximate, Subject to +/- 10% Variance)

3/1, 5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 90,722,000	1.92/3.20	1-36/1-360	Variable (4)	Senior	AAA/ AAA
1-A2	$ 5,281,000	1.92/3.20	1-36/1-360	Variable (4)	Senior/Mezzanine	AAA/AAA
2-A1	$ 655,073,000	2.57/3.31	1-60/1-360	Variable (5)	Senior	AAA/AAA
2-A2	$ 150,000,000	1.78/1.78	1-55/1-55	Variable (5)	Senior	AAA/AAA
2-A3	$ 50,000,000	4.94/7.89	55-60/55-360	Variable (5)	Senior	AAA/AAA
2-A4	$ 49,767,000	2.57/3.31	1-60/1-360	Variable (5)	Senior/Mezzanine	AAA/AAA
3-A1	$ 780,217,000	2.95/3.36	1-84/1-360	Variable (6)	Senior	AAA/AAA
3-A2	$ 250,000,000	2.95/3.36	1-84/1-360	Variable (6)	Senior	AAA/AAA
3-A3	$ 19,649,000	2.95/3.36	1-84/1-360	Variable (6)	Senior/Mezzanine	AAA/AAA
3-A4	$ 46,600,000	2.95/3.36	1-84/1-360	Variable (6)	Senior/Mezzanine	AAA/AAA
4-A1	$ 310,088,000	3.22/3.39	1-120/1-360	Variable (7)	Senior	AAA/AAA
4-A2	$ 263,000,000	3.22/3.39	1-120/1-360	Variable (7)	Senior	AAA/AAA
4-A3	$ 12,082,000	3.22/3.39	1-120/1-360	Variable (7)	Senior/Mezzanine	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA
L-B-1	$ 25,418,000	4.23/6.07	1-60/1-360	Variable (8)	Subordinate	AA/NR
L-B-2	$ 10,591,000	4.23/6.07	1-60/1-360	Variable (8)	Subordinate	A/ NR
L-B-3	$ 7,413,000	4.23/6.07	1-60/1-360	Variable (8)	Subordinate	BBB/NR
3-B-1	$ 22,903,000	5.18/6.13	1-84/1-360	Variable (6)	Subordinate	AA/NR
3-B-2	$ 9,734,000	5.18/6.13	1-84/1-360	Variable (6)	Subordinate	A/ NR
3-B-3	$ 4,580,000	5.18/6.13	1-84/1-360	Variable (6)	Subordinate	BBB/NR
4-B-1	$ 10,639,000	5.77/6.16	1-120/1-360	Variable (7)	Subordinate	AA/NR
4-B-2	$ 4,256,000	5.77/6.16	1-120/1-360	Variable (7)	Subordinate	A/ NR
4-B-3	$ 2,432,000	5.77/6.16	1-120/1-360	Variable (7)	Subordinate	BBB/NR
L-B-4	$ 6,355,000	Privately Offered Certificates		Variable (8)	Subordinate	BB/NR
L-B-5	$ 4,766,000			Variable (8)	Subordinate	B/NR
L-B-6	$ 3,707,251			Variable (8)	Subordinate	NR/NR
3-B-4	$ 5,153,000			Variable (6)	Subordinate	BB/NR
3-B-5	$ 4,008,000			Variable (6)	Subordinate	B/NR
3-B-6	$ 2,290,916			Variable (6)	Subordinate	NR/NR
4-B-4	$ 2,432,000			Variable (7)	Subordinate	BB/NR
4-B-5	$ 1,824,000			Variable (7)	Subordinate	B/NR
4-B-6	$ 1,216,212			Variable (7)	Subordinate	NR/NR

Total:

$ 2,812,197,479

(1)     Distributions on the Class 1-A1 and Class 1-A2 Certificates will be derived primarily from a pool of 3/1 adjustable rate Mortgage Loans (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (the “Group 2 Mortgage Loans”). Distributions on the Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4 and Group 3-B Certificates (as defined herein) will be derived primarily from a pool of 7/1 adjustable-rate Mortgage Loans (the “Group 3 Mortgage Loans”). Distributions on the Class 4-A1, Class 4-A2, Class 4-A3 and Group 4-B Certificates (as defined herein) will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (the “Group 4 Mortgage Loans”).  Distributions on the Group L-B Certificates (as defined herein) will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A and the Subordinate Offered Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date, the Class 1-A1 and Class 1-A2 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     For each Distribution Date, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate (as defined herein).

(6)     For each Distribution Date, the Class 3-A1, Class 3-A2, Class 3-A3, Class 3-A4 and Group 3-B Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate (as defined herein).

(7)     For each Distribution Date, the Class 4-A1, Class 4-A2, Class 4-A3 and Group 4-B Certificates will have an interest rate equal to the Loan Group 4 Weighted Average Pass-Through Rate (as defined herein).

(8)     For each Distribution Date, the Group L-B Certificates will have an interest rate equal to the Group L-B Weighted Average Pass-Through Rate (as defined herein).

Transaction Summary:

Issuing Entity:   WaMu Mortgage Pass-Through Certificates Series 2007-HY7 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and  Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:   WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class L-B-6, Class 3-B-6 and Class 4-B-6 Certificates will be rated by only one rating agency.  The Class L-B-6, Class 3-B-6 and Class 4-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  June 1, 2007.

Expected Pricing Date:  On or about June [5], 2007.

Closing Date:  On or about June [25], 2007.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in July 2007.

Servicing Fee:  [0.375]% per annum of the principal balance of each of the Group 1 Mortgage Loans.

[0.575]% per annum of the principal balance of each of the Group 2 Mortgage Loans.

[0.375]% per annum of the principal balance of each of the Group 3 Mortgage Loans.

[0.250]% per annum of the principal balance of each of the Group 4 Mortgage Loans.

Certificates:  The “Senior Certificates” will consist of (i) the Class1-A1 and Class 1-A2 (the "Group 1-A Certificates"), Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 (the "Group 2-A Certificates"), Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 (the "Group 3-A Certificates"), Class4-A1, Class 4-A2 and Class4-A3 Certificates (the "Group 4-A Certificates" and together with the Group 1-A, Group 2-A and Group 3-A Certificates, the “Class A Certificates”), and (ii) the Class R Certificates. The “Group L-B Senior Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2 and Class L-B-3 Certificates. The “Group L-B Junior Subordinate Certificates” will consist of the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates. The Group L-B Senior Subordinate Certificates and Group L-B Junior Subordinate Certificates are collectively known as the “Group L-B Certificates”. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The “Group 4-B Senior Subordinate Certificates” will consist of the Class 4-B-1, Class 4-B-2 and Class 4-B-3 Certificates. The “Group 4-B Junior Subordinate Certificates” will consist of the Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates. The Group 4-B Senior Subordinate Certificates and Group 4-B Junior Subordinate Certificates are collectively known as the “Group 4-B Certificates”. The Group L-B Certificates, the Group 3-B Certificates and the Group 4-B Certificates are collectively known as the “Subordinate Certificates”. The “Subordinate Offered Certificates” will consist of the Group L-B Senior Subordinate Certificates, the Group 3-B Senior Subordinate Certificates and the Group 4-B Senior Subordinate Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Senior and Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date ([24] days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class R Certificates) will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates (other than the Class R) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.  See "ERISA Considerations" in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus for additional information

SMMEA Treatment:  The Class A, Class L-B-1, Class 3-B-1 and Class 4-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5, Class 3-B-6, Class 4-B-2, Class 4-B-3, Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  When the aggregate principal balance of the Mortgage Loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of June 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 1 and loan group 2; separately when the aggregate principal balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of June 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 3; and separately when the aggregate principal balance of the Mortgage Loans in loan group 4 has been reduced to less than 10% of that balance as of June 1, 2007, the servicer may purchase all of the Mortgage Loans in loan group 4 (each, an “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :        As of June 1, 2007, the aggregate principal balance of the Mortgage Loans described herein is approximately $[2,812,197,481] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One-Year CMT and One-Year LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately  36 months,  60 months, 84 months or 120 months after the date of origination of each mortgage loan ( "3/1 ARM",  “5/1 ARM”, “7/1 ARM” and “10/1 ARM,” respectively).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

3/1 ARM or Group 1 Mortgage Loans

As of June 1, 2007, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[101,590,680]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [ 0 ]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 3  years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [27] year term. See the attached collateral descriptions for more information.

5/1 ARM or Group 2 Mortgage Loans

As of June 1, 2007, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[957,502,671]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [ 97.86 ]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

7/1 ARM or Group 3 Mortgage Loans

As of June 1, 2007, the aggregate principal balance of the Group 3 Mortgage Loans described herein is approximately $[1,145,134,916]. Each Group 3 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [ 97.08 ]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

10/1 ARM or Group 4 Mortgage Loans

As of June 1, 2007, the aggregate principal balance of the Group 4 Mortgage Loans described herein is approximately $[607,969,213]. Each Group 4 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [ 96.57 ]% of the Group 4 Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [20] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[2,812,197,481], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1  Weighted Average  Pass-Through  Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 1 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 2 Weighted Average  Pass-Through  Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 2 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 3  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 3 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 4  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 4 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Group L-B  Weighted Average  Pass-Through  Rate:  For any Distribution Date, the quotient expressed as a percentage, of:

(a)  the sum of:

  (i)  the product of (x) the Loan Group 1 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance (as defined herein) for loan group 1 immediately before that Distribution Date; and

  (ii)  the product of (x) the Loan Group 2 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 2 immediately before that Distribution Date;  divided by:

  (b)  the sum of the Subordinate Component Balances for loan group 1 and loan   group 2 immediately before that Distribution Date.

Subordinate  Component Balance:  The "Subordinate Component Balance" for either loan group 1 or 2 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates (and, in the case of loan group 1, the Class R Certificates).

Stated Principal  Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal  Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Credit Enhancement:  Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 (Certificates will consist of the subordination of the Group L-B Certificates, initially [5.50]% total subordination.

Credit enhancement for the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will consist of the subordination of the Group 3-B Certificates, initially [4.25]% total subordination.

Credit enhancement for the Class 4-A1, Class 4-A2 and Class 4-A3 Certificates will consist of the subordination of the Group 4-B Certificates, initially [3.75]% total subordination.

Shifting Interest:

Group L-B Certificates

  For each Distribution Date before July 2014, the Group L-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans (unless the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 (Certificates are paid down to zero or the credit enhancement provided by the Group L-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group L-B Certificates will receive their increasing portions of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans.

The Group L-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal Payments (%)
July 2007 – June 2014	0% Pro Rata Share
July 2014 – June 2015	30% Pro Rata Share
July 2015 – June 2016	40% Pro Rata Share
July 2016 – June 2017	60% Pro Rata Share
July 2017 – June 2018	80% Pro Rata Share
July 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in June 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 20%, the Group L-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans or (ii) after the Distribution Date in June 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 30%, the Group L-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 1 and Group 2 Mortgage Loans.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 1 Senior Percentage” (the aggregate principal balance of the Group 1-A and Class R Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date) or the “Group 2 Senior Percentage” (the aggregate principal balance of the Group 2-A  Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1-A and Group 2-A Certificates will receive all unscheduled prepayments on the Group 1 and Group 2 Mortgage Loans.

Group 3-B Certificates

For each Distribution Date before July 2014, the Group 3-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 3 Mortgage Loans (unless the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 3-B Certificates will receive their increasing portions of unscheduled principal collected on the Group 3 Mortgage Loans.

The Group 3-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal Payments (%)
July 2007 – June 2014	0% Pro Rata Share
July 2014 – June 2015	30% Pro Rata Share
July 2015 – June 2016	40% Pro Rata Share
July 2016 – June 2017	60% Pro Rata Share
July 2017 – June 2018	80% Pro Rata Share
July 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in June 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 20%, the Group 3-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 3 Mortgage Loans or (ii) after the Distribution Date in June 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 3 Mortgage Loans.

  Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 3 Senior Percentage” (the aggregate principal balance of the Group 3-A Certificates, divided by the aggregate principal balance of the Group 3 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the Group 3 Senior Percentage as of the Closing Date, then the Group 3-A Certificates will receive all unscheduled principal collected on the Group 3 Mortgage Loans.

Group 4-B Certificates

  For each Distribution Date before July 2014, the Group 4-B Certificates will be locked out from receipt of unscheduled principal collected on the Group 4 Mortgage Loans (unless the Class 4-A1, Class 4-A2 and Class 4-A3 Certificates are paid down to zero or the credit enhancement provided by the Group 4-B Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), the Group 4-B Certificates will receive their increasing portions of unscheduled principal collected on the Group 4 Mortgage Loans.

The Group 4-B Certificates will receive the following portions of unscheduled principal:

Periods:	Portion of Unscheduled Principal Payments (%)
July 2007 – June 2014	0% Pro Rata Share
July 2014 – June 2015	30% Pro Rata Share
July 2015 – June 2016	40% Pro Rata Share
July 2016 – June 2017	60% Pro Rata Share
July 2017 – June 2018	80% Pro Rata Share
July 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 4-B Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus), (i) on or prior to the Distribution Date in June 2010, and the cumulative realized losses on the Group 4 Mortgage Loans allocated to the Group 4-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 4-B Certificates as of the Closing Date, do not exceed 20%, the Group 4-B Certificates will be entitled to 50% of their pro rata share of unscheduled principal collected on the Group 4 Mortgage Loans or (ii) after the Distribution Date in June 2010, and the cumulative realized losses on the Group 4 Mortgage Loans allocated to the Group 4-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 4-B Certificates as of the Closing Date, do not exceed 30%, the Group 4-B Certificates will be entitled to 100% of their pro rata share of unscheduled principal collected on the Group 4 Mortgage Loans.

  Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 4 Senior Percentage” (the aggregate principal balance of the Group 4-A Certificates, divided by the aggregate principal balance of the Group 4 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the Group 4 Senior Percentage as of the Closing Date, then the Group 4-A Certificates will receive all unscheduled principal collected on the Group 4 Mortgage Loans.

Structure Rules:

Allocation of Realized Losses:

(A)  Any loss realized on a Group 1 or Group 2 Mortgage Loan will be allocated among the Certificates as follows:

(i)            for losses allocable to principal:

(a)           first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)           second, to the Class L-B-3 Certificates, until the Class L-B-3 Principal Balance has been reduced to zero;

(c)           third, to the Class L-B-2 Certificates, until the Class L-B-2 Principal Balance has been reduced to zero;

(d)           fourth, to the Class L-B-1 Certificates, until the Class L-B-1 Principal Balance has been reduced to zero; and

(e)           fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first to the Class 1-A2 Certificates until the Class 1-A2 Principal Balance has been reduced to zero and second, to the Class 1-A1 Certificates until the Class 1-A1 Principal Balance has been reduced to zero; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first to the Class 2-A4 Certificates until the Class 2-A4 Principal Balance has been reduced to zero and second, to the Class 2-A3, Class 2-A2 and Class 2-A1 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii)           for losses allocable to interest:

(a)           first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)           second, to the Class L-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-3 Principal Balance;

(c)           third, to the Class L-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-2 Principal Balance;

(d)           fourth, to the Class L-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-1 Principal Balance; and

(e)           fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first, to the Class 1-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A2 Principal Balance and second, to the Class 1-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A1 Principal Balance; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first, to the Class 2-A4 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 2-A4 Principal Balance and second, to the Class 2-A3, Class 2-A2 and Class 2-A1 Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then to the Class 2-A3, Class 2-A2 and Class 2-A1 Certificates, pro rata, in reduction of their Class Principal Balances.

Because the Group L-B Certificates represent interests in the Group 1 and Group 2 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in these loan groups. Therefore, the allocation of realized losses on the Group 1 and Group 2 Mortgage Loans to the Group L-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

(B)  Any loss realized on a Group 3 Mortgage Loan will be allocated among the Certificates as follows:

(i)            for losses allocable to principal:

(a)           first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)           second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c)           third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d)           fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero;

(e)           fifth, to the Class 3-A4 Certificates, until the Class 3-A4 Principal Balance has been reduced to zero; and

(f)            sixth, to the Class 3-A3, Class 3-A2 and Class 3-A1 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero; provided, however, that with respect to any such loss allocable to the Class 3-A2 Certificates, such loss shall first be allocated to the Class 3-A3 Certificates, until the Class 3-A3 Principal Balance has been reduced to zero;

and

(ii)           for losses allocable to interest:

(a)           first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)           second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c)           third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance;

(d)           fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance;

(e)           fifth, to the Class 3-A4 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A4 Principal Balance; and

(f)            sixth, to the Class 3-A3, Class 3-A2 and Class 3-A1 Certificates, pro rata, in reduction of accrued but unpaid interest and then to the Class 3-A3, Class 3-A2 and Class 3-A1 Certificates, pro rata, in reduction of their Class Principal Balances; provided, however, that with respect to any such loss allocable to the Class 3-A2 Certificates, such loss shall first be allocated to the Class 3-A3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A3 Principal Balance, until the Class 3-A3 Principal Balance has been reduced to zero.

(C)  Any loss realized on a Group 4 Mortgage Loan will be allocated among the Certificates as follows:

(i)            for losses allocable to principal:

(a)           first, to the Group 4-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)           second, to the Class 4-B-3 Certificates, until the Class 4-B-3 Principal Balance has been reduced to zero;

(c)           third, to the Class 4-B-2 Certificates, until the Class 4-B-2 Principal Balance has been reduced to zero;

(d)           fourth, to the Class 4-B-1 Certificates, until the Class 4-B-1 Principal Balance has been reduced to zero; and

(e)           fifth, to the Class 4-A3, Class 4-A2 and Class 4-A1 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero; provided, however, that with respect to any such loss allocable to the Class 4-A1 Certificates, such loss shall first be allocated to the Class 4-A3 Certificates, until the Class 4-A3 Principal Balance has been reduced to zero;

and

(ii)           for losses allocable to interest:

(a)           first, to the Group 4-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)           second, to the Class 4-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 4-B-3 Principal Balance;

(c)           third, to the Class 4-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 4-B-2 Principal Balance;

(d)           fourth, to the Class 4-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 4-B-1 Principal Balance; and

(e)           fifth, to the Class 4-A3, Class 4-A2 and Class 4-A1 Certificates, pro rata, in reduction of accrued but unpaid interest and then to the Class 4-A3, Class 4-A2 and Class 4-A1 Certificates, pro rata, in reduction of their Class Principal Balances; provided, however, that with respect to any such loss allocable to the Class 4-A1 Certificates, such loss shall first be allocated to the Class 4-A3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 4-A3 Principal Balance, until the Class 4-A3 Principal Balance has been reduced to zero.

Cross-Collateralization of Loan Groups 1 and 2:             In some limited circumstances, principal and interest collected from either of loan group 1 or loan group 2 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loan group, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series HY free writing prospectus.

Certificates Priority of Distributions:

(A)          Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)       to the Group 1-A, Group 2-A and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)      from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)      first, to the Class R Certificates, until the Class R Principal Balance is reduced to zero; and

(b)     second, to the Group 1-A Certificates, pro rata according to Class Principal Balance until their Class Principal Balances have each been reduced to zero;

3)       from the Group 2 Mortgage Loans, as principal, to the Group 2-A Certificates, pro rata according to Class Principal Balance (or with respect to clause (ii), aggregate Class Principal Balance) of the certificates described in each of clause (i), (ii) and (iii), as follows:

(i)            to the Class 2-A1 Certificates, until the Class 2-A1 Principal Balance has been reduced to zero;

                (ii)           to the Class 2-A2 and Class 2-A3 Certificates, sequentially, as follows:

(A)          first, to the Class 2-A2 Certificates, until the Class 2-A2 Principal Balance has been reduced to zero; and

(B)           second, to the Class 2-A3 Certificates, until the Class 2-A3 Principal Balance has been reduced to zero; and

                (iii)          to the Class 2-A4 Certificates, until the Class 2-A4 Principal Balance has been reduced to zero;

4)                   to the Class L-B-1 Certificates, accrued and unpaid interest at the Class L-B-1 certificate interest rate;

5)                   to the Class L-B-1 Certificates, principal allocable to such Class;

6)                   to the Class L-B-2 Certificates, accrued and unpaid interest at the Class L-B-2 certificate interest rate;

7)                   to the Class L-B-2 Certificates, principal allocable to such Class;

8)                   to the Class L-B-3 Certificates, accrued and unpaid interest at the Class L-B-3 certificate interest rate;

9)                   to the Class L-B-3 Certificates, principal allocable to such Class;

10)           to the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group L-B Senior Subordinate Certificates; and

11)           to the Class R Certificate, any remaining amount.

(B)           Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1)             to the Group 3-A, accrued and unpaid interest, pro rata, at the related certificate interest rate;

2)             as principal, to the Group 3-A Certificates, pro rata according to Class Principal Balance until their Class Principal Balances have each been reduced to zero;

3)             to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

4)             to the Class 3-B-1 Certificates, principal allocable to such Class;

5)             to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

6)             to the Class 3-B-2 Certificates, principal allocable to such Class;

7)             to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

8)             to the Class 3-B-3 Certificates, principal allocable to such Class;

9)             to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates;

10)           to the Class R Certificate, any remaining amount.

(C)           Available funds from the Group 4 Mortgage Loans will be distributed in the following order of priority:

1)             to the Group 4-A Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

2)             as principal, to the Group 4-A Certificates, pro rata according to Class Principal Balance until their Class Principal Balances have each been reduced to zero;

3)             to the Class 4-B-1 Certificates, accrued and unpaid interest at the Class 4-B-1 certificate interest rate;

4)             to the Class 4-B-1 Certificates, principal allocable to such Class;

5)             to the Class 4-B-2 Certificates, accrued and unpaid interest at the Class 4-B-2 certificate interest rate;

6)             to the Class 4-B-2 Certificates, principal allocable to such Class;

7)             to the Class 4-B-3 Certificates, accrued and unpaid interest at the Class 4-B-3 certificate interest rate;

8)             to the Class 4-B-3 Certificates, principal allocable to such Class;

9)             to the Class 4-B-4, Class 4-B-5 and Class 4-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 4-B Senior Subordinate Certificates; and

10)           to the Class R Certificate, any remaining amount.

ADDITIONAL RISK FACTOR:

Recent Developments in the Residential Mortgage Market May Adversely Affect the Return on Your Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the return on your certificates.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY7 Group 1
Mortgage Loans
Preliminary Collateral Information As of 06/01/07

TOTAL CURRENT BALANCE	$101,590,680
TOTAL ORIGINAL BALANCE	$101,902,750

NUMBER OF LOANS	132

			Minimum		Maximum
AVG CURRENT BALANCE	$769,626		$139,898		$2,500,000
AVG ORIGINAL BALANCE	$771,991		$140,000		$2,500,000

WAVG GROSS COUPON	6.04%		4.68%		8.20%
WAVG GROSS MARGIN	2.22%		2.00%		3.45%
WAVG MAX INT RATE	11.08%		9.68%		14.03%

WAVG CURRENT LTV	63.70%		21.07%		90.00%

WAVG FICO SCORE	729		613		809

WAVG MONTHS TO ROLL	35	Month(s)	33	Month(s)	36	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	359	Month(s)	357	Month(s)	360	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(69.22%),IL(11.09%),WA(3.70%)
MAXIMUM CA ZIPCODE	3.83%

FIRST PAY DATE			April 1,2007		July 1,2007

RATE CHANGE DATE			March 1,2010		June 1,2010

MATURITY DATE			March 1,2037		June 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
3/1 LIBOR	132	$101,590,680.22	100.00%
Total	132	$101,590,680.22	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	132	$101,590,680.22	100.00%
Total	132	$101,590,680.22	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
100,001—200,000	5	$788,881.54	0.78%
200,001—300,000	6	1,548,661.33	1.52
400,001—500,000	17	7,986,235.74	7.86
500,001—600,000	29	16,039,096.29	15.79
600,001—700,000	18	11,631,528.46	11.45
700,001—800,000	9	6,746,025.52	6.64
800,001—900,000	6	4,938,912.11	4.86
900,001—1,000,000	24	23,200,923.80	22.84
1,000,001—1,100,000	3	3,128,911.82	3.08
1,100,001—1,200,000	1	1,178,880.37	1.16
1,200,001—1,300,000	3	3,710,906.55	3.65
1,300,001—1,400,000	3	4,103,654.90	4.04
1,400,001—1,500,000	1	1,429,019.80	1.41
1,700,001—1,800,000	1	1,701,345.95	1.67
1,900,001—2,000,000	2	3,970,026.33	3.91
2,000,001—2,100,000	1	2,032,824.45	2.00
2,400,001—2,500,000	3	7,454,845.26	7.34
Total	132	$101,590,680.22	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	1	$633,000.00	0.62%
5.001—5.250	3	1,604,354.28	1.58
5.251—5.500	11	9,334,631.73	9.19
5.501—5.750	26	21,665,952.87	21.33
5.751—6.000	30	22,686,488.31	22.33
6.001—6.250	21	22,716,237.36	22.36
6.251—6.500	11	7,290,035.91	7.18
6.501—6.750	9	5,902,262.23	5.81
6.751—7.000	10	5,158,496.30	5.08
7.001—7.250	3	1,584,151.34	1.56
7.251—7.500	2	530,799.85	0.52
7.501—7.750	2	825,698.17	0.81
8.001—8.250	3	1,658,571.87	1.63
Total	132	$101,590,680.22	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	25	$23,131,141.97	22.77%
2.001—2.250	73	57,447,141.97	56.55
2.251—2.500	16	8,404,641.24	8.27
2.501—2.750	12	8,421,369.05	8.29
2.751—3.000	4	3,232,116.15	3.18
3.001—3.250	1	449,595.17	0.44
3.251—3.500	1	504,674.67	0.50
Total	132	$101,590,680.22	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	1	$633,000.00	0.62%
10.001—10.250	2	1,117,354.28	1.10
10.251—10.500	11	9,334,631.73	9.19
10.501—10.750	25	20,755,952.87	20.43
10.751—11.000	30	22,686,488.31	22.33
11.001—11.250	21	22,991,439.49	22.63
11.251—11.500	11	7,290,035.91	7.18
11.501—11.750	8	6,004,697.00	5.91
11.751—12.000	6	4,664,911.75	4.59
12.001—12.250	4	1,795,949.21	1.77
12.501—12.750	2	961,807.46	0.95
12.751—13.000	5	1,025,142.32	1.01
13.001—13.250	2	1,504,674.67	1.48
13.251—13.500	2	530,799.85	0.52
13.501—13.750	1	139,898.17	0.14
14.001—14.250	1	153,897.20	0.15
Total	132	$101,590,680.22	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	132	$101,590,680.22	100.00%
Total	132	$101,590,680.22	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	132	$101,590,680.22	100.00%
Total	132	$101,590,680.22	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	45	$35,917,900.00	35.36%
1—3	87	65,672,780.22	64.64
Total	132	$101,590,680.22	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$474,005.77	0.47%
26—30	2	1,252,510.36	1.23
31—35	2	1,258,367.17	1.24
36—40	4	3,218,210.73	3.17
41—45	6	7,000,927.49	6.89
46—50	8	5,185,836.03	5.10
51—55	9	11,079,022.37	10.91
56—60	9	9,557,174.25	9.41
61—65	14	9,990,885.92	9.83
66—70	20	14,199,283.04	13.98
71—75	22	16,959,199.76	16.69
76—80	34	20,729,457.33	20.40
86—90	1	685,800.00	0.68
Total	132	$101,590,680.22	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$474,005.77	0.47%
26—30	2	1,252,510.36	1.23
31—35	2	1,258,367.17	1.24
36—40	3	2,743,866.79	2.70
41—45	6	7,000,927.49	6.89
46—50	8	5,185,836.03	5.10
51—55	9	11,079,022.37	10.91
56—60	10	10,031,518.19	9.87
61—65	14	9,990,885.92	9.83
66—70	20	14,199,283.04	13.98
71—75	22	16,959,199.76	16.69
76—80	34	20,729,457.33	20.40
86—90	1	685,800.00	0.68
Total	132	$101,590,680.22	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	1	$715,006.93	0.70%
620—639	2	1,154,674.67	1.14
640—659	11	7,885,645.11	7.76
660—679	11	6,485,433.15	6.38
680—699	17	12,434,556.00	12.24
700—719	14	14,637,694.61	14.41
720—739	17	13,433,098.23	13.22
740—759	14	12,229,134.32	12.04
760—779	22	17,723,870.81	17.45
780—799	19	11,388,814.38	11.21
>= 800	4	3,502,752.01	3.45
Total	132	$101,590,680.22	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	14	$7,814,097.81	7.69%
EDE Reduced	5	3,615,153.27	3.56
SIVA	80	66,817,568.61	65.77
SISA	33	23,343,860.53	22.98
Total	132	$101,590,680.22	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	11	$2,337,542.87	2.30%
Owner Occupied	112	89,929,898.85	88.52
Second Home	9	9,323,238.50	9.18
Total	132	$101,590,680.22	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	3	$2,381,763.84	2.34%
Condo	7	2,620,671.36	2.58
PUD	18	14,553,999.55	14.33
Single Family	104	82,034,245.47	80.75
Total	132	$101,590,680.22	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	38	$27,991,230.64	27.55%
Refi—Cash Out	44	34,136,342.66	33.60
Refi—No Cash Out	50	39,463,106.92	38.85
Total	132	$101,590,680.22	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	131	$100,590,680.22	99.02%
36	1	1,000,000.00	0.98
Total	132	$101,590,680.22	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	2	$695,986.87	0.69%
CA	84	70,323,046.37	69.22
CO	2	1,576,526.82	1.55
FL	4	1,959,570.42	1.93
IA	1	171,353.06	0.17
IL	16	11,262,080.63	11.09
MA	3	2,226,370.66	2.19
MD	1	139,898.17	0.14
MI	1	531,557.77	0.52
MN	1	1,235,029.96	1.22
NJ	1	499,452.72	0.49
NY	2	1,131,396.89	1.11
PA	2	1,347,400.00	1.33
SC	1	989,147.63	0.97
UT	3	2,769,514.70	2.73
VA	1	975,000.00	0.96
WA	7	3,757,347.55	3.70
Total	132	$101,590,680.22	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	5	$3,847,042.86	3.79%
15.01—20.00	6	7,117,706.85	7.01
20.01—25.00	8	6,227,185.58	6.13
25.01—30.00	12	10,182,399.44	10.02
30.01—35.00	30	22,367,189.16	22.02
35.01—40.00	34	29,080,736.64	28.63
40.01—45.00	18	13,366,822.83	13.16
45.01—50.00	11	6,473,149.17	6.37
50.01—55.00	7	2,472,447.69	2.43
55.01—60.00	1	456,000.00	0.45
Total	132	$101,590,680.22	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 34.62%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	87	$66,234,794.64	65.20%
60.00 or less	6	6,267,226.84	6.17
65.01—70.00	3	3,034,345.95	2.99
70.01—75.00	2	764,618.72	0.75
75.01—80.00	10	6,875,134.30	6.77
80.01—85.00	6	4,155,242.82	4.09
85.01—90.00	18	14,259,316.95	14.04
Total	132	$101,590,680.22	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 78.14%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY7 Group 2
Mortgage Loans
Preliminary Collateral Information As of 06/01/07

TOTAL CURRENT BALANCE	$957,502,671
TOTAL ORIGINAL BALANCE	$959,446,099

NUMBER OF LOANS	1,305

			Minimum		Maximum
AVG CURRENT BALANCE	$733,719		$37,500		$3,000,000
AVG ORIGINAL BALANCE	$735,208		$37,500		$3,000,000

WAVG GROSS COUPON	6.47%		4.50%		9.05%
WAVG GROSS MARGIN	2.31%		2.00%		4.05%
WAVG MAX INT RATE	11.47%		9.50%		14.60%

WAVG CURRENT LTV	70.37%		8.82%		90.00%

WAVG FICO SCORE	723		580		820

WAVG MONTHS TO ROLL	59	Month(s)	38	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	359	Month(s)	338	Month(s)	360	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	22	Month(s)

NZ WAVG PREPAY TERM	32	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(70.28%),NY(4.74%),IL(4.55%)
MAXIMUM CA ZIPCODE	1.28%

FIRST PAY DATE			September 1,2005		July 1,2007

RATE CHANGE DATE			August 1,2010		June 1,2012

MATURITY DATE			August 1,2035		June 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O CMT	1	$849,951.69	0.09%
5/1 I/O LIBOR	1,265	936,180,374.07	97.77
5/1 LIBOR	39	20,472,345.60	2.14
Total	1,305	$957,502,671.36	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	1	$849,951.69	0.09%
1 Yr LIBOR	1,304	956,652,719.67	99.91
Total	1,305	$957,502,671.36	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	11	$893,445.53	0.09%
100,001—200,000	51	7,740,482.05	0.81
200,001—300,000	61	15,206,897.52	1.59
300,001—400,000	49	16,890,111.10	1.76
400,001—500,000	284	132,573,788.27	13.85
500,001—600,000	259	142,965,408.25	14.93
600,001—700,000	151	98,254,881.29	10.26
700,001—800,000	99	74,690,306.70	7.80
800,001—900,000	67	56,880,706.94	5.94
900,001—1,000,000	80	77,866,255.40	8.13
1,000,001—1,100,000	12	12,769,527.39	1.33
1,100,001—1,200,000	20	22,947,925.99	2.40
1,200,001—1,300,000	21	26,328,579.90	2.75
1,300,001—1,400,000	23	31,033,042.73	3.24
1,400,001—1,500,000	22	32,242,189.00	3.37
1,500,001—1,600,000	10	15,690,000.00	1.64
1,600,001—1,700,000	5	8,231,700.00	0.86
1,700,001—1,800,000	8	14,121,000.00	1.47
1,800,001—1,900,000	4	7,368,223.30	0.77
1,900,001—2,000,000	14	27,635,000.00	2.89
2,000,001—2,100,000	7	14,385,000.00	1.50
2,100,001—2,200,000	6	13,059,600.00	1.36
2,200,001—2,300,000	4	9,014,600.00	0.94
2,300,001—2,400,000	4	9,590,000.00	1.00
2,400,001—2,500,000	9	22,244,000.00	2.32
>= 2,500,001	24	66,880,000.00	6.98
Total	1,305	$957,502,671.36	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	2	$1,536,000.00	0.16%
4.501—4.750	5	2,701,000.00	0.28
4.751—5.000	4	2,072,550.00	0.22
5.001—5.250	7	5,038,585.69	0.53
5.251—5.500	22	13,702,084.99	1.43
5.501—5.750	43	29,628,329.28	3.09
5.751—6.000	159	122,575,988.89	12.80
6.001—6.250	201	156,594,524.63	16.35
6.251—6.500	339	266,453,750.21	27.83
6.501—6.750	193	143,649,265.16	15.00
6.751—7.000	138	94,989,404.24	9.92
7.001—7.250	73	43,885,788.30	4.58
7.251—7.500	42	22,265,158.69	2.33
7.501—7.750	42	32,962,007.80	3.44
7.751—8.000	11	7,797,750.00	0.81
8.001—8.250	7	3,132,600.00	0.33
8.251—8.500	8	4,677,500.00	0.49
8.501—8.750	5	2,726,683.48	0.28
8.751—9.000	3	745,200.00	0.08
9.001—9.250	1	368,500.00	0.04
Total	1,305	$957,502,671.36	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	133	$117,532,187.77	12.27%
2.001—2.250	653	521,350,976.63	54.45
2.251—2.500	246	166,309,852.78	17.37
2.501—2.750	99	72,364,379.87	7.56
2.751—3.000	61	34,756,490.80	3.63
3.001—3.250	86	33,925,383.51	3.54
3.251—3.500	18	8,432,400.00	0.88
3.501—3.750	2	462,000.00	0.05
3.751—4.000	3	1,340,500.00	0.14
4.001—4.250	4	1,028,500.00	0.11
Total	1,305	$957,502,671.36	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	2	$1,536,000.00	0.16%
9.501—9.750	5	2,701,000.00	0.28
9.751—10.000	4	2,072,550.00	0.22
10.001—10.250	8	5,558,585.69	0.58
10.251—10.500	22	13,702,084.99	1.43
10.501—10.750	43	29,628,329.28	3.09
10.751—11.000	160	123,275,988.89	12.87
11.001—11.250	200	153,378,095.88	16.02
11.251—11.500	334	265,256,178.96	27.70
11.501—11.750	195	145,207,265.16	15.17
11.751—12.000	140	96,625,404.24	10.09
12.001—12.250	73	43,885,788.30	4.58
12.251—12.500	42	22,265,158.69	2.33
12.501—12.750	42	32,962,007.80	3.44
12.751—13.000	11	7,797,750.00	0.81
13.001—13.250	7	3,132,600.00	0.33
13.251—13.500	8	4,677,500.00	0.49
13.501—13.750	4	2,656,750.00	0.28
13.751—14.000	3	745,200.00	0.08
14.001—14.250	1	368,500.00	0.04
14.501—14.750	1	69,933.48	0.01
Total	1,305	$957,502,671.36	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,305	$957,502,671.36	100.00%
Total	1,305	$957,502,671.36	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
331—340	2	$1,629,526.69	0.17%
351—360	1,303	955,873,144.67	99.83
Total	1,305	$957,502,671.36	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	644	$524,405,112.20	54.77%
1—3	646	421,581,511.68	44.03
4—6	8	6,142,949.54	0.64
7—9	5	3,743,571.25	0.39
22—24	2	1,629,526.69	0.17
Total	1,305	$957,502,671.36	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$1,209,062.50	0.13%
21—25	7	5,205,000.00	0.54
26—30	7	3,584,873.95	0.37
31—35	7	3,553,953.51	0.37
36—40	10	10,459,758.50	1.09
41—45	18	11,313,482.91	1.18
46—50	21	16,157,560.99	1.69
51—55	50	45,364,697.99	4.74
56—60	85	84,062,462.42	8.78
61—65	86	69,765,242.36	7.29
66—70	177	165,574,352.46	17.29
71—75	218	163,368,734.08	17.06
76—80	561	356,729,209.18	37.26
81—85	11	4,559,457.24	0.48
86—90	43	16,594,823.27	1.73
Total	1,305	$957,502,671.36	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$700,000.00	0.07%
21—25	8	5,601,812.50	0.59
26—30	7	3,584,873.95	0.37
31—35	6	3,203,953.51	0.33
36—40	10	10,459,758.50	1.09
41—45	18	11,313,482.91	1.18
46—50	21	16,157,560.99	1.69
51—55	50	45,364,697.99	4.74
56—60	85	84,062,462.42	8.78
61—65	86	69,765,242.36	7.29
66—70	178	165,924,352.46	17.33
71—75	219	163,480,984.08	17.07
76—80	561	356,729,209.18	37.26
81—85	11	4,559,457.24	0.48
86—90	43	16,594,823.27	1.73
Total	1,305	$957,502,671.36	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$800,000.00	0.08%
600—619	1	544,000.00	0.06
620—639	56	32,263,446.38	3.37
640—659	103	58,847,652.73	6.15
660—679	123	73,796,078.72	7.71
680—699	185	149,636,626.68	15.63
700—719	181	136,940,403.19	14.30
720—739	183	147,054,752.25	15.36
740—759	142	109,370,784.97	11.42
760—779	146	104,428,188.75	10.91
780—799	128	105,021,457.43	10.97
>= 800	56	38,799,280.26	4.05
Total	1,305	$957,502,671.36	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	132	$75,860,035.53	7.92%
EDE Reduced	30	18,996,520.97	1.98
SIVA	818	669,584,521.66	69.93
SISA	324	192,211,641.51	20.07
NINA	1	849,951.69	0.09
Total	1,305	$957,502,671.36	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	90	$22,179,831.36	2.32%
Owner Occupied	1,125	862,687,105.47	90.10
Second Home	90	72,635,734.53	7.59
Total	1,305	$957,502,671.36	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	47	$26,118,422.33	2.73%
Condo	126	88,082,003.38	9.20
Co-op	8	3,448,000.00	0.36
PUD	215	165,615,676.07	17.30
Single Family	909	674,238,569.58	70.42
Total	1,305	$957,502,671.36	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	291	$218,689,053.81	22.84%
Refi—Cash Out	578	395,396,875.74	41.29
Refi—No Cash Out	436	343,416,741.81	35.87
Total	1,305	$957,502,671.36	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,301	$951,672,186.09	99.39%
12	1	999,235.28	0.10
36	3	4,831,249.99	0.50
Total	1,305	$957,502,671.36	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AR	2	$371,185.31	0.04%
AZ	21	14,692,507.25	1.53
CA	896	672,933,411.83	70.28
CO	19	18,223,000.00	1.90
CT	16	17,421,911.25	1.82
FL	42	23,663,090.76	2.47
HI	1	1,339,000.00	0.14
IA	1	712,500.00	0.07
IL	71	43,545,051.62	4.55
KY	1	319,120.00	0.03
MA	28	19,363,870.65	2.02
MD	12	8,386,935.26	0.88
MI	6	2,704,562.19	0.28
MN	8	3,501,950.00	0.37
MT	1	425,000.00	0.04
NC	2	1,021,830.00	0.11
NH	1	750,000.00	0.08
NJ	30	24,302,310.26	2.54
NM	3	1,499,235.28	0.16
NV	11	5,677,701.00	0.59
NY	46	45,413,026.15	4.74
OH	3	1,597,690.00	0.17
OR	5	3,890,000.00	0.41
PA	5	1,765,027.02	0.18
RI	2	1,062,000.00	0.11
SC	2	825,000.00	0.09
TN	1	120,600.00	0.01
TX	7	4,491,853.48	0.47
UT	8	6,766,832.05	0.71
VA	10	6,577,900.00	0.69
WA	40	21,740,570.00	2.27
WI	4	2,398,000.00	0.25
Total	1,305	$957,502,671.36	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	25	$21,794,712.50	2.28%
15.01—20.00	34	26,299,595.43	2.75
20.01—25.00	63	53,808,855.77	5.62
25.01—30.00	120	95,785,103.29	10.00
30.01—35.00	222	167,199,271.08	17.46
35.01—40.00	283	208,105,919.21	21.73
40.01—45.00	275	201,764,847.86	21.07
45.01—50.00	166	108,094,085.73	11.29
50.01—55.00	82	51,539,939.28	5.38
55.01—60.00	22	14,261,331.21	1.49
>= 60.01	13	8,849,010.00	0.92
Total	1,305	$957,502,671.36	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 37.71%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	869	$643,468,915.65	67.20%
60.00 or less	14	9,870,312.50	1.03
60.01—65.00	9	9,884,500.00	1.03
65.01—70.00	16	22,465,482.91	2.35
70.01—75.00	22	20,157,095.66	2.11
75.01—80.00	38	32,353,423.29	3.38
80.01—85.00	42	32,124,335.26	3.36
85.01—90.00	295	187,178,606.09	19.55
Total	1,305	$957,502,671.36	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.16%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY7 Group 1 & 2
Mortgage Loans
Preliminary Collateral Information As of 06/01/07

TOTAL CURRENT BALANCE	$1,059,093,352
TOTAL ORIGINAL BALANCE	$1,061,348,849

NUMBER OF LOANS	1,437

			Minimum		Maximum
AVG CURRENT BALANCE	$737,017		$37,500		$3,000,000
AVG ORIGINAL BALANCE	$738,587		$37,500		$3,000,000

WAVG GROSS COUPON	6.43%		4.50%		9.05%
WAVG GROSS MARGIN	2.30%		2.00%		4.05%
WAVG MAX INT RATE	11.44%		9.50%		14.60%

WAVG CURRENT LTV	69.73%		8.82%		90.00%

WAVG FICO SCORE	724		580		820

WAVG MONTHS TO ROLL	57	Month(s)	33	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	359	Month(s)	338	Month(s)	360	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	22	Month(s)

NZ WAVG PREPAY TERM	32	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(70.18%),IL(5.17%),NY(4.39%)
MAXIMUM CA ZIPCODE	1.16%

FIRST PAY DATE			September 1,2005		July 1,2007

RATE CHANGE DATE			March 1,2010		June 1,2012

MATURITY DATE			August 1,2035		June 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
3/1 LIBOR	132	$101,590,680.22	9.59%
5/1 I/O CMT	1	849,951.69	0.08
5/1 I/O LIBOR	1,265	936,180,374.07	88.39
5/1 LIBOR	39	20,472,345.60	1.93
Total	1,437	$1,059,093,351.58	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	1	$849,951.69	0.08%
1 Yr LIBOR	1,436	1,058,243,399.89	99.92
Total	1,437	$1,059,093,351.58	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	11	$893,445.53	0.08%
100,001—200,000	56	8,529,363.59	0.81
200,001—300,000	67	16,755,558.85	1.58
300,001—400,000	49	16,890,111.10	1.59
400,001—500,000	301	140,560,024.01	13.27
500,001—600,000	288	159,004,504.54	15.01
600,001—700,000	169	109,886,409.75	10.38
700,001—800,000	108	81,436,332.22	7.69
800,001—900,000	73	61,819,619.05	5.84
900,001—1,000,000	104	101,067,179.20	9.54
1,000,001—1,100,000	15	15,898,439.21	1.50
1,100,001—1,200,000	21	24,126,806.36	2.28
1,200,001—1,300,000	24	30,039,486.45	2.84
1,300,001—1,400,000	26	35,136,697.63	3.32
1,400,001—1,500,000	23	33,671,208.80	3.18
1,500,001—1,600,000	10	15,690,000.00	1.48
1,600,001—1,700,000	5	8,231,700.00	0.78
1,700,001—1,800,000	9	15,822,345.95	1.49
1,800,001—1,900,000	4	7,368,223.30	0.70
1,900,001—2,000,000	16	31,605,026.33	2.98
2,000,001—2,100,000	8	16,417,824.45	1.55
2,100,001—2,200,000	6	13,059,600.00	1.23
2,200,001—2,300,000	4	9,014,600.00	0.85
2,300,001—2,400,000	4	9,590,000.00	0.91
2,400,001—2,500,000	12	29,698,845.26	2.80
>= 2,500,001	24	66,880,000.00	6.31
Total	1,437	$1,059,093,351.58	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	2	$1,536,000.00	0.15%
4.501—4.750	6	3,334,000.00	0.31
4.751—5.000	4	2,072,550.00	0.20
5.001—5.250	10	6,642,939.97	0.63
5.251—5.500	33	23,036,716.72	2.18
5.501—5.750	69	51,294,282.15	4.84
5.751—6.000	189	145,262,477.20	13.72
6.001—6.250	222	179,310,761.99	16.93
6.251—6.500	350	273,743,786.12	25.85
6.501—6.750	202	149,551,527.39	14.12
6.751—7.000	148	100,147,900.54	9.46
7.001—7.250	76	45,469,939.64	4.29
7.251—7.500	44	22,795,958.54	2.15
7.501—7.750	44	33,787,705.97	3.19
7.751—8.000	11	7,797,750.00	0.74
8.001—8.250	10	4,791,171.87	0.45
8.251—8.500	8	4,677,500.00	0.44
8.501—8.750	5	2,726,683.48	0.26
8.751—9.000	3	745,200.00	0.07
9.001—9.250	1	368,500.00	0.03
Total	1,437	$1,059,093,351.58	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	158	$140,663,329.74	13.28%
2.001—2.250	726	578,798,118.60	54.65
2.251—2.500	262	174,714,494.02	16.50
2.501—2.750	111	80,785,748.92	7.63
2.751—3.000	65	37,988,606.95	3.59
3.001—3.250	87	34,374,978.68	3.25
3.251—3.500	19	8,937,074.67	0.84
3.501—3.750	2	462,000.00	0.04
3.751—4.000	3	1,340,500.00	0.13
4.001—4.250	4	1,028,500.00	0.10
Total	1,437	$1,059,093,351.58	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	2	$1,536,000.00	0.15%
9.501—9.750	6	3,334,000.00	0.31
9.751—10.000	4	2,072,550.00	0.20
10.001—10.250	10	6,675,939.97	0.63
10.251—10.500	33	23,036,716.72	2.18
10.501—10.750	68	50,384,282.15	4.76
10.751—11.000	190	145,962,477.20	13.78
11.001—11.250	221	176,369,535.37	16.65
11.251—11.500	345	272,546,214.87	25.73
11.501—11.750	203	151,211,962.16	14.28
11.751—12.000	146	101,290,315.99	9.56
12.001—12.250	77	45,681,737.51	4.31
12.251—12.500	42	22,265,158.69	2.10
12.501—12.750	44	33,923,815.26	3.20
12.751—13.000	16	8,822,892.32	0.83
13.001—13.250	9	4,637,274.67	0.44
13.251—13.500	10	5,208,299.85	0.49
13.501—13.750	5	2,796,648.17	0.26
13.751—14.000	3	745,200.00	0.07
14.001—14.250	2	522,397.20	0.05
14.501—14.750	1	69,933.48	0.01
Total	1,437	$1,059,093,351.58	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,437	$1,059,093,351.58	100.00%
Total	1,437	$1,059,093,351.58	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
331—340	2	$1,629,526.69	0.15%
351—360	1,435	1,057,463,824.89	99.85
Total	1,437	$1,059,093,351.58	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	689	$560,323,012.20	52.91%
1—3	733	487,254,291.90	46.01
4—6	8	6,142,949.54	0.58
7—9	5	3,743,571.25	0.35
22—24	2	1,629,526.69	0.15
Total	1,437	$1,059,093,351.58	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$1,209,062.50	0.11%
21—25	8	5,679,005.77	0.54
26—30	9	4,837,384.31	0.46
31—35	9	4,812,320.68	0.45
36—40	14	13,677,969.23	1.29
41—45	24	18,314,410.40	1.73
46—50	29	21,343,397.02	2.02
51—55	59	56,443,720.36	5.33
56—60	94	93,619,636.67	8.84
61—65	100	79,756,128.28	7.53
66—70	197	179,773,635.50	16.97
71—75	240	180,327,933.84	17.03
76—80	595	377,458,666.51	35.64
81—85	11	4,559,457.24	0.43
86—90	44	17,280,623.27	1.63
Total	1,437	$1,059,093,351.58	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$700,000.00	0.07%
21—25	9	6,075,818.27	0.57
26—30	9	4,837,384.31	0.46
31—35	8	4,462,320.68	0.42
36—40	13	13,203,625.29	1.25
41—45	24	18,314,410.40	1.73
46—50	29	21,343,397.02	2.02
51—55	59	56,443,720.36	5.33
56—60	95	94,093,980.61	8.88
61—65	100	79,756,128.28	7.53
66—70	198	180,123,635.50	17.01
71—75	241	180,440,183.84	17.04
76—80	595	377,458,666.51	35.64
81—85	11	4,559,457.24	0.43
86—90	44	17,280,623.27	1.63
Total	1,437	$1,059,093,351.58	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$800,000.00	0.08%
600—619	2	1,259,006.93	0.12
620—639	58	33,418,121.05	3.16
640—659	114	66,733,297.84	6.30
660—679	134	80,281,511.87	7.58
680—699	202	162,071,182.68	15.30
700—719	195	151,578,097.80	14.31
720—739	200	160,487,850.48	15.15
740—759	156	121,599,919.29	11.48
760—779	168	122,152,059.56	11.53
780—799	147	116,410,271.81	10.99
>= 800	60	42,302,032.27	3.99
Total	1,437	$1,059,093,351.58	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	146	$83,674,133.34	7.90%
EDE Reduced	35	22,611,674.24	2.14
SIVA	898	736,402,090.27	69.53
SISA	357	215,555,502.04	20.35
NINA	1	849,951.69	0.08
Total	1,437	$1,059,093,351.58	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	101	$24,517,374.23	2.31%
Owner Occupied	1,237	952,617,004.32	89.95
Second Home	99	81,958,973.03	7.74
Total	1,437	$1,059,093,351.58	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	50	$28,500,186.17	2.69%
Condo	133	90,702,674.74	8.56
Co-op	8	3,448,000.00	0.33
PUD	233	180,169,675.62	17.01
Single Family	1,013	756,272,815.05	71.41
Total	1,437	$1,059,093,351.58	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	329	$246,680,284.45	23.29%
Refi—Cash Out	622	429,533,218.40	40.56
Refi—No Cash Out	486	382,879,848.73	36.15
Total	1,437	$1,059,093,351.58	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,432	$1,052,262,866.31	99.36%
12	1	999,235.28	0.09
36	4	5,831,249.99	0.55
Total	1,437	$1,059,093,351.58	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AR	2	$371,185.31	0.04%
AZ	23	15,388,494.12	1.45
CA	980	743,256,458.20	70.18
CO	21	19,799,526.82	1.87
CT	16	17,421,911.25	1.64
FL	46	25,622,661.18	2.42
HI	1	1,339,000.00	0.13
IA	2	883,853.06	0.08
IL	87	54,807,132.25	5.17
KY	1	319,120.00	0.03
MA	31	21,590,241.31	2.04
MD	13	8,526,833.43	0.81
MI	7	3,236,119.96	0.31
MN	9	4,736,979.96	0.45
MT	1	425,000.00	0.04
NC	2	1,021,830.00	0.10
NH	1	750,000.00	0.07
NJ	31	24,801,762.98	2.34
NM	3	1,499,235.28	0.14
NV	11	5,677,701.00	0.54
NY	48	46,544,423.04	4.39
OH	3	1,597,690.00	0.15
OR	5	3,890,000.00	0.37
PA	7	3,112,427.02	0.29
RI	2	1,062,000.00	0.10
SC	3	1,814,147.63	0.17
TN	1	120,600.00	0.01
TX	7	4,491,853.48	0.42
UT	11	9,536,346.75	0.90
VA	11	7,552,900.00	0.71
WA	47	25,497,917.55	2.41
WI	4	2,398,000.00	0.23
Total	1,437	$1,059,093,351.58	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	30	$25,641,755.36	2.42%
15.01—20.00	40	33,417,302.28	3.16
20.01—25.00	71	60,036,041.35	5.67
25.01—30.00	132	105,967,502.73	10.01
30.01—35.00	252	189,566,460.24	17.90
35.01—40.00	317	237,186,655.85	22.40
40.01—45.00	293	215,131,670.69	20.31
45.01—50.00	177	114,567,234.90	10.82
50.01—55.00	89	54,012,386.97	5.10
55.01—60.00	23	14,717,331.21	1.39
>= 60.01	13	8,849,010.00	0.84
Total	1,437	$1,059,093,351.58	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 37.41%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	956	$709,703,710.29	67.01%
60.00 or less	20	16,137,539.34	1.52
60.01—65.00	9	9,884,500.00	0.93
65.01—70.00	19	25,499,828.86	2.41
70.01—75.00	24	20,921,714.38	1.98
75.01—80.00	48	39,228,557.59	3.70
80.01—85.00	48	36,279,578.08	3.43
85.01—90.00	313	201,437,923.04	19.02
Total	1,437	$1,059,093,351.58	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 82.65%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY7 Group 3
Mortgage Loans
Preliminary Collateral Information As of 06/01/07

TOTAL CURRENT BALANCE	$1,145,134,916
TOTAL ORIGINAL BALANCE	$1,145,805,955

NUMBER OF LOANS	1,352

			Minimum		Maximum
AVG CURRENT BALANCE	$846,993		$83,200		$3,000,000
AVG ORIGINAL BALANCE	$847,490		$83,200		$3,000,000

WAVG GROSS COUPON	6.30%		5.00%		8.28%
WAVG GROSS MARGIN	2.23%		2.00%		3.80%
WAVG MAX INT RATE	11.30%		10.00%		13.28%

WAVG CURRENT LTV	67.73%		14.29%		90.00%

WAVG FICO SCORE	730		586		816

WAVG MONTHS TO ROLL	84	Month(s)	75	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	351	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	9	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(70.06%),WA(5.87%),FL(5.47%)
MAXIMUM CA ZIPCODE	1.17%

FIRST PAY DATE			October 1,2006		July 1,2007

RATE CHANGE DATE			September 1,2013		June 1,2014

MATURITY DATE			September 1,2036		June 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	1,302	$1,111,644,079.29	97.08%
7/1 LIBOR	50	33,490,837.18	2.92
Total	1,352	$1,145,134,916.47	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	1,352	$1,145,134,916.47	100.00%
Total	1,352	$1,145,134,916.47	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	2	$175,156.02	0.02%
100,001—200,000	12	2,017,946.24	0.18
200,001—300,000	11	2,823,943.19	0.25
300,001—400,000	13	4,368,617.93	0.38
400,001—500,000	223	104,069,883.89	9.09
500,001—600,000	289	159,782,029.07	13.95
600,001—700,000	195	127,327,808.95	11.12
700,001—800,000	118	88,777,161.75	7.75
800,001—900,000	90	76,974,772.82	6.72
900,001—1,000,000	117	114,692,189.39	10.02
1,000,001—1,100,000	30	31,683,658.00	2.77
1,100,001—1,200,000	41	47,798,500.00	4.17
1,200,001—1,300,000	31	39,108,697.68	3.42
1,300,001—1,400,000	29	39,381,900.00	3.44
1,400,001—1,500,000	34	50,315,250.00	4.39
1,500,001—1,600,000	11	17,125,244.55	1.50
1,600,001—1,700,000	9	15,023,500.00	1.31
1,700,001—1,800,000	11	19,277,628.00	1.68
1,800,001—1,900,000	6	11,204,950.00	0.98
1,900,001—2,000,000	21	41,480,000.00	3.62
2,000,001—2,100,000	3	6,145,000.00	0.54
2,100,001—2,200,000	5	10,910,000.00	0.95
2,200,001—2,300,000	5	11,332,750.00	0.99
2,300,001—2,400,000	9	21,330,000.00	1.86
2,400,001—2,500,000	8	19,814,179.00	1.73
>= 2,500,001	29	82,194,149.99	7.18
Total	1,352	$1,145,134,916.47	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	2	$1,675,000.00	0.15%
5.001—5.250	7	4,259,700.00	0.37
5.251—5.500	14	11,589,428.70	1.01
5.501—5.750	59	50,113,132.99	4.38
5.751—6.000	260	234,547,438.33	20.48
6.001—6.250	324	275,547,702.59	24.06
6.251—6.500	363	304,394,276.04	26.58
6.501—6.750	165	145,564,330.96	12.71
6.751—7.000	93	70,088,605.55	6.12
7.001—7.250	28	23,264,274.36	2.03
7.251—7.500	23	14,679,081.95	1.28
7.501—7.750	9	7,080,745.00	0.62
7.751—8.000	2	1,192,000.00	0.10
8.001—8.250	2	803,200.00	0.07
8.251—8.500	1	336,000.00	0.03
Total	1,352	$1,145,134,916.47	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	219	$205,904,433.15	17.98%
2.001—2.250	746	672,178,194.77	58.70
2.251—2.500	224	160,981,229.88	14.06
2.501—2.750	89	65,461,543.97	5.72
2.751—3.000	33	21,794,525.52	1.90
3.001—3.250	37	16,373,544.18	1.43
3.251—3.500	3	1,883,445.00	0.16
3.751—4.000	1	558,000.00	0.05
Total	1,352	$1,145,134,916.47	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	2	$1,675,000.00	0.15%
10.001—10.250	8	5,011,700.00	0.44
10.251—10.500	14	11,589,428.70	1.01
10.501—10.750	59	50,113,132.99	4.38
10.751—11.000	261	235,720,938.33	20.58
11.001—11.250	323	273,806,702.59	23.91
11.251—11.500	364	306,394,276.04	26.76
11.501—11.750	162	142,172,330.96	12.42
11.751—12.000	95	71,728,605.55	6.26
12.001—12.250	27	22,965,474.36	2.01
12.251—12.500	22	14,246,581.95	1.24
12.501—12.750	9	7,080,745.00	0.62
12.751—13.000	2	1,192,000.00	0.10
13.001—13.250	3	1,102,000.00	0.10
13.251—13.500	1	336,000.00	0.03
Total	1,352	$1,145,134,916.47	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,352	$1,145,134,916.47	100.00%
Total	1,352	$1,145,134,916.47	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,352	$1,145,134,916.47	100.00%
Total	1,352	$1,145,134,916.47	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	951	$817,053,702.57	71.35%
1—3	387	320,458,695.97	27.98
4—6	6	4,483,817.93	0.39
7—9	8	3,138,700.00	0.27
Total	1,352	$1,145,134,916.47	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,199,839.27	0.19%
21—25	6	5,390,000.00	0.47
26—30	6	4,646,000.00	0.41
31—35	10	7,559,000.00	0.66
36—40	26	23,425,404.44	2.05
41—45	31	26,272,702.10	2.29
46—50	41	40,714,313.00	3.56
51—55	60	62,357,203.32	5.45
56—60	125	130,908,775.91	11.43
61—65	120	119,811,477.79	10.46
66—70	211	197,640,779.13	17.26
71—75	193	164,385,815.49	14.36
76—80	501	351,525,364.49	30.70
81—85	8	3,641,050.00	0.32
86—90	11	4,657,191.53	0.41
Total	1,352	$1,145,134,916.47	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$2,199,839.27	0.19%
21—25	6	5,390,000.00	0.47
26—30	6	4,646,000.00	0.41
31—35	9	6,759,000.00	0.59
36—40	26	23,425,404.44	2.05
41—45	31	26,272,702.10	2.29
46—50	41	40,714,313.00	3.56
51—55	61	63,157,203.32	5.52
56—60	125	130,908,775.91	11.43
61—65	120	119,811,477.79	10.46
66—70	211	197,640,779.13	17.26
71—75	193	164,385,815.49	14.36
76—80	501	351,525,364.49	30.70
81—85	8	3,641,050.00	0.32
86—90	11	4,657,191.53	0.41
Total	1,352	$1,145,134,916.47	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$1,750,000.00	0.15%
600—619	4	2,480,000.00	0.22
620—639	23	15,673,588.00	1.37
640—659	68	46,618,408.08	4.07
660—679	89	75,193,990.59	6.57
680—699	176	152,775,196.76	13.34
700—719	190	165,062,695.02	14.41
720—739	208	176,773,642.16	15.44
740—759	209	191,763,624.83	16.75
760—779	189	153,970,606.39	13.45
780—799	146	125,514,034.54	10.96
>= 800	49	37,559,130.10	3.28
Total	1,352	$1,145,134,916.47	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	107	$91,011,547.35	7.95%
EDE Reduced	42	34,264,933.37	2.99
SIVA	833	779,669,479.39	68.09
SISA	370	240,188,956.36	20.97
Total	1,352	$1,145,134,916.47	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	28	$11,217,450.16	0.98%
Owner Occupied	1,225	1,033,085,996.02	90.22
Second Home	99	100,831,470.29	8.81
Total	1,352	$1,145,134,916.47	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	28	$18,888,093.57	1.65%
Condo	129	92,217,872.75	8.05
Co-op	3	2,486,250.00	0.22
PUD	283	257,732,161.01	22.51
Single Family	909	773,810,539.14	67.57
Total	1,352	$1,145,134,916.47	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	304	$279,738,050.77	24.43%
Refi—Cash Out	562	459,367,300.36	40.11
Refi—No Cash Out	486	406,029,565.34	35.46
Total	1,352	$1,145,134,916.47	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,350	$1,142,754,916.47	99.79%
36	2	2,380,000.00	0.21
Total	1,352	$1,145,134,916.47	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	21	$20,404,624.10	1.78%
CA	977	802,306,039.91	70.06
CO	12	14,873,000.00	1.30
CT	10	8,739,720.00	0.76
DC	3	4,737,000.00	0.41
FL	65	62,619,147.39	5.47
GA	5	5,800,950.00	0.51
HI	2	3,080,000.00	0.27
ID	2	2,490,000.00	0.22
IL	18	12,703,858.00	1.11
LA	1	170,500.00	0.01
MA	20	18,579,400.00	1.62
MD	4	2,961,500.00	0.26
MI	3	4,036,800.00	0.35
MN	1	550,000.00	0.05
MO	2	2,760,000.00	0.24
NC	3	3,551,054.83	0.31
NJ	19	16,960,421.21	1.48
NM	2	786,000.00	0.07
NV	12	12,032,000.00	1.05
NY	43	47,860,980.10	4.18
OR	5	2,759,587.55	0.24
PA	3	1,835,000.00	0.16
RI	4	2,831,600.00	0.25
SC	3	1,474,200.00	0.13
TN	1	900,000.00	0.08
TX	3	2,332,100.00	0.20
UT	14	10,655,400.00	0.93
VA	6	6,063,750.00	0.53
WA	86	67,190,983.38	5.87
WI	2	1,089,300.00	0.10
Total	1,352	$1,145,134,916.47	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1	$261,676.42	0.02%
15.00 or less	35	37,028,555.09	3.23
15.01—20.00	62	63,578,838.84	5.55
20.01—25.00	78	71,355,352.02	6.23
25.01—30.00	162	139,230,558.11	12.16
30.01—35.00	238	202,441,034.80	17.68
35.01—40.00	330	285,497,129.01	24.93
40.01—45.00	226	175,958,769.04	15.37
45.01—50.00	137	104,966,731.98	9.17
50.01—55.00	62	46,747,679.05	4.08
55.01—60.00	14	13,496,250.00	1.18
>= 60.01	7	4,572,342.11	0.40
Total	1,352	$1,145,134,916.47	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 35.59%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1	$261,676.42	0.02%
No Second Lien	864	747,423,463.59	65.27
60.00 or less	21	20,389,230.09	1.78
60.01—65.00	7	8,666,000.00	0.76
65.01—70.00	29	43,728,899.99	3.82
70.01—75.00	29	30,440,499.99	2.66
75.01—80.00	49	42,467,237.99	3.71
80.01—85.00	49	36,760,441.55	3.21
85.01—90.00	299	211,305,516.85	18.45
90.01—95.00	4	3,691,950.00	0.32
Total	1,352	$1,145,134,916.47	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien or data not compiled) was approximately 81.78%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WaMu Mortgage Pass-Through Certificates
Series 2007-HY7 Group 4
Mortgage Loans
Preliminary Collateral Information As of 06/01/07

TOTAL CURRENT BALANCE	$607,969,213
TOTAL ORIGINAL BALANCE	$608,500,138

NUMBER OF LOANS	726

			Minimum		Maximum
AVG CURRENT BALANCE	$837,423		$99,916		$3,000,000
AVG ORIGINAL BALANCE	$838,154		$100,000		$3,000,000

WAVG GROSS COUPON	6.12%		4.50%		8.25%
WAVG GROSS MARGIN	2.20%		1.65%		3.45%
WAVG MAX INT RATE	11.12%		9.50%		13.25%

WAVG CURRENT LTV	66.33%		14.29%		90.00%

WAVG FICO SCORE	738		625		816

WAVG MONTHS TO ROLL	120	Month(s)	113	Month(s)	120	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	353	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	7	Month(s)

NZ WAVG PREPAY TERM	0	Month(s)	0	Month(s)	0	Month(s)

TOP STATE CONC	CA(72.94%),NY(7.22%),WA(3.23%)
MAXIMUM CA ZIPCODE	1.36%

FIRST PAY DATE			December 1,2006		July 1,2007

RATE CHANGE DATE			November 1,2016		June 1,2017

MATURITY DATE			November 1,2036		June 1,2037

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	696	$587,140,732.48	96.57%
10/1 LIBOR	30	20,828,480.30	3.43
Total	726	$607,969,212.78	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	726	$607,969,212.78	100.00%
Total	726	$607,969,212.78	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	2	$199,846.82	0.03%
100,001—200,000	11	1,687,543.72	0.28
200,001—300,000	9	2,345,350.00	0.39
300,001—400,000	8	2,726,600.00	0.45
400,001—500,000	127	59,301,902.41	9.75
500,001—600,000	141	77,861,180.03	12.81
600,001—700,000	95	61,942,134.14	10.19
700,001—800,000	64	48,498,890.62	7.98
800,001—900,000	47	40,217,913.37	6.62
900,001—1,000,000	67	64,954,431.95	10.68
1,000,001—1,100,000	19	20,024,474.37	3.29
1,100,001—1,200,000	21	24,184,068.00	3.98
1,200,001—1,300,000	22	27,664,250.00	4.55
1,300,001—1,400,000	16	21,762,500.00	3.58
1,400,001—1,500,000	18	26,790,000.00	4.41
1,500,001—1,600,000	8	12,510,907.19	2.06
1,600,001—1,700,000	1	1,700,000.00	0.28
1,700,001—1,800,000	8	14,063,750.00	2.31
1,800,001—1,900,000	5	9,274,000.00	1.53
1,900,001—2,000,000	6	11,838,165.16	1.95
2,000,001—2,100,000	6	12,327,371.00	2.03
2,100,001—2,200,000	4	8,691,000.00	1.43
2,200,001—2,300,000	1	2,292,500.00	0.38
2,300,001—2,400,000	4	9,368,684.00	1.54
2,400,001—2,500,000	2	4,851,250.00	0.80
>= 2,500,001	14	40,890,500.00	6.73
Total	726	$607,969,212.78	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.251—4.500	8	$6,757,703.58	1.11%
4.501—4.750	9	8,588,799.99	1.41
4.751—5.000	9	6,191,929.27	1.02
5.001—5.250	7	5,640,300.00	0.93
5.251—5.500	13	10,867,200.00	1.79
5.501—5.750	40	38,038,679.76	6.26
5.751—6.000	156	148,924,531.66	24.50
6.001—6.250	231	201,012,391.52	33.06
6.251—6.500	140	105,747,839.33	17.39
6.501—6.750	50	42,925,676.66	7.06
6.751—7.000	36	19,892,646.82	3.27
7.001—7.250	14	6,975,264.19	1.15
7.251—7.500	9	4,322,750.00	0.71
7.501—7.750	3	1,854,750.00	0.31
8.001—8.250	1	228,750.00	0.04
Total	726	$607,969,212.78	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$109,914.19	0.02%
1.751—2.000	149	141,262,235.79	23.24
2.001—2.250	409	360,826,991.93	59.35
2.251—2.500	96	64,541,670.87	10.62
2.501—2.750	41	28,418,450.00	4.67
2.751—3.000	8	4,711,000.00	0.77
3.001—3.250	16	5,918,200.00	0.97
3.251—3.500	6	2,180,750.00	0.36
Total	726	$607,969,212.78	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	8	$6,757,703.58	1.11%
9.501—9.750	9	8,588,799.99	1.41
9.751—10.000	9	6,191,929.27	1.02
10.001—10.250	7	5,640,300.00	0.93
10.251—10.500	13	10,867,200.00	1.79
10.501—10.750	41	41,038,679.76	6.75
10.751—11.000	153	143,185,531.66	23.55
11.001—11.250	233	203,751,391.52	33.51
11.251—11.500	141	108,647,839.33	17.87
11.501—11.750	49	40,025,676.66	6.58
11.751—12.000	36	19,892,646.82	3.27
12.001—12.250	14	6,975,264.19	1.15
12.251—12.500	9	4,322,750.00	0.71
12.501—12.750	3	1,854,750.00	0.31
13.001—13.250	1	228,750.00	0.04
Total	726	$607,969,212.78	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	726	$607,969,212.78	100.00%
Total	726	$607,969,212.78	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	726	$607,969,212.78	100.00%
Total	726	$607,969,212.78	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	489	$409,026,938.87	67.28%
1—3	234	197,003,273.91	32.40
4—6	2	940,000.00	0.15
7—9	1	999,000.00	0.16
Total	726	$607,969,212.78	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$641,468.87	0.11%
21—25	7	2,819,806.23	0.46
26—30	5	3,820,000.00	0.63
31—35	8	4,196,489.89	0.69
36—40	17	14,770,482.23	2.43
41—45	25	23,845,214.19	3.92
46—50	25	21,226,683.84	3.49
51—55	46	49,172,801.05	8.09
56—60	58	56,085,103.57	9.22
61—65	78	76,831,730.57	12.64
66—70	115	114,003,340.81	18.75
71—75	96	75,832,191.00	12.47
76—80	239	162,126,100.53	26.67
81—85	1	588,000.00	0.10
86—90	4	2,009,800.00	0.33
Total	726	$607,969,212.78	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$500,000.00	0.08%
21—25	7	2,819,806.23	0.46
26—30	5	3,820,000.00	0.63
31—35	7	3,647,000.00	0.60
36—40	17	14,770,482.23	2.43
41—45	26	24,394,704.08	4.01
46—50	25	21,226,683.84	3.49
51—55	46	49,172,801.05	8.09
56—60	59	56,226,572.44	9.25
61—65	78	76,831,730.57	12.64
66—70	115	114,003,340.81	18.75
71—75	96	75,832,191.00	12.47
76—80	239	162,126,100.53	26.67
81—85	1	588,000.00	0.10
86—90	4	2,009,800.00	0.33
Total	726	$607,969,212.78	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	11	$5,398,000.00	0.89%
640—659	28	17,103,453.58	2.81
660—679	38	29,927,886.87	4.92
680—699	91	72,291,719.63	11.89
700—719	83	63,753,340.56	10.49
720—739	112	106,716,314.91	17.55
740—759	118	96,216,012.77	15.83
760—779	116	108,009,515.96	17.77
780—799	92	79,043,099.56	13.00
>= 800	37	29,509,868.94	4.85
Total	726	$607,969,212.78	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	58	$55,632,316.16	9.15%
EDE Reduced	30	24,927,700.00	4.10
SIVA	417	383,944,161.81	63.15
SISA	221	143,465,034.81	23.60
Total	726	$607,969,212.78	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	12	$3,430,421.67	0.56%
Owner Occupied	659	552,895,406.98	90.94
Second Home	55	51,643,384.13	8.49
Total	726	$607,969,212.78	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	15	$10,529,800.00	1.73%
Condo	73	52,665,251.15	8.66
Co-op	6	3,248,400.12	0.53
PUD	140	123,872,863.41	20.37
Single Family	492	417,652,898.10	68.70
Total	726	$607,969,212.78	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	196	$192,442,569.76	31.65%
Refi—Cash Out	310	239,584,387.82	39.41
Refi—No Cash Out	220	175,942,255.20	28.94
Total	726	$607,969,212.78	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	726	$607,969,212.78	100.00%
Total	726	$607,969,212.78	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	7	$8,509,500.00	1.40%
CA	518	443,467,232.89	72.94
CO	5	6,700,000.00	1.10
CT	15	12,861,615.91	2.12
FL	25	15,078,103.45	2.48
HI	2	2,225,000.00	0.37
ID	1	105,000.00	0.02
IL	7	3,372,650.00	0.55
IN	1	1,750,000.00	0.29
MA	8	8,113,250.00	1.33
MD	4	3,196,600.00	0.53
MI	1	829,978.54	0.14
MN	1	1,300,000.00	0.21
MT	1	1,500,000.00	0.25
NC	2	1,236,000.00	0.20
NJ	12	8,313,968.00	1.37
NV	7	7,714,500.00	1.27
NY	55	43,891,204.01	7.22
OH	1	850,000.00	0.14
OR	7	3,215,330.00	0.53
PA	1	200,000.00	0.03
RI	4	2,222,250.00	0.37
SC	1	800,000.00	0.13
TX	1	503,920.00	0.08
UT	1	950,000.00	0.16
VA	8	9,000,750.00	1.48
WA	29	19,622,359.98	3.23
WI	1	440,000.00	0.07
Total	726	$607,969,212.78	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	30	$26,561,540.66	4.37%
15.01—20.00	26	24,700,790.57	4.06
20.01—25.00	54	43,173,487.19	7.10
25.01—30.00	92	79,875,886.39	13.14
30.01—35.00	125	104,004,747.75	17.11
35.01—40.00	153	129,286,636.01	21.27
40.01—45.00	120	91,064,096.42	14.98
45.01—50.00	78	62,442,849.20	10.27
50.01—55.00	36	36,782,999.32	6.05
55.01—60.00	8	7,424,750.00	1.22
>= 60.01	4	2,651,429.27	0.44
Total	726	$607,969,212.78	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans was approximately 35.88%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	486	$423,661,558.05	69.68%
60.00 or less	18	19,147,055.66	3.15
60.01—65.00	6	4,045,957.36	0.67
65.01—70.00	14	16,599,080.03	2.73
70.01—75.00	19	17,149,497.27	2.82
75.01—80.00	26	20,130,600.00	3.31
80.01—85.00	24	16,025,173.91	2.64
85.01—90.00	133	91,210,290.50	15.00
Total	726	$607,969,212.78	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.94%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.